UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2006
CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Polarisavenue 31 2132 JH Hoofddorp The Netherlands (Address of principal executive offices)	N.A. (Zip Code)
Registrant’s telephone number, including area code: 31-23-568-5660
N.A.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
     ☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (a) On June 13, 2006, Chicago Bridge & Iron Company N.V. (“CB&I” or the “Company”) issued a press release announcing that Ronald A. Ballschmiede, 50, has been appointed as the Company’s Executive Vice President and Chief Financial Officer effective June 26, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Mr. Ballschmiede replaces Richard E. Goodrich, who retired as the Company’s acting Chief Financial Officer effective May 31, 2006. Until his appointment, Mr. Ballschmiede was a partner with Deloitte & Touche LLP since 2002 and previously with Arthur Andersen since 1977, becoming a partner in 1989. While with Andersen, Mr. Ballschmiede was the lead client service partner for CB&I from 1989 to 2002. In addition, he led the audit practice for a number of major manufacturing and construction companies. Deloitte & Touche LLP was the Company’s principal independent registered public accounting firm for the 2002-2004 fiscal years and performed some services for the Company in 2005 and 2006 in relation to consenting to the use of their 2004 audit reports in the Company’s annual report on Form 10-K for the year ended December 31, 2005. Mr. Ballschmiede is expected to enter into a change of control severance agreement with the Company on the same terms as other CB&I executives as described in the Company’s proxy statement for its 2006 annual general meeting of shareholders.
     (b) Travis L. Stricker, 36, has been appointed to serve as the Company’s Corporate Controller and Chief Accounting Officer effective June 5, 2006. He replaces Tommy C. Rhodes who completed his employment as the Company’s Chief Accounting Officer effective June 2, 2006 pursuant to the terms of a Stay Bonus Agreement dated January 27, 2006. Mr. Stricker has served as CB&I’s Assistant Controller since December 2001 and, prior to that, was manager of Financial Reporting for Pitt-Des Moines, Inc.
     Item 9.01      Financial Statements and Exhibits
          (c)      Exhibits
                     99.1 — Press Release dated June 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
Date: June 13, 2006	By:	/s/ Walter G. Browning
Walter G. Browning
Secretary and Authorized Signer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated June 13, 2006